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                                                                  Exhibit 4.1(c)

                        METRIS COMPANIES INC., as Issuer,

                           the GUARANTORS named herein

                                       and

                    BANK ONE TRUST COMPANY, N.A., as Trustee
          (Successor in Interest to The First National Bank of Chicago)

                                  $100,000,000

                       10% Senior Notes due 2004, Series A
                       10% Senior Notes due 2004, Series B

                       ----------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of January 2, 2001

                                       to

                     Indenture dated as of November 7, 1997,
    as amended by the First Supplemental Indenture dated as of June 25, 1999 and the Second Supplemental Indenture dated as of February 28, 2000

                       ----------------------------------

         THIRD SUPPLEMENTAL INDENTURE, dated as of January 2, 2001, among METRIS COMPANIES INC., a Delaware corporation (the "Company"), METRIS DIRECT, INC., a Minnesota corporation ("Metris Direct"), magnUS SERVICES, INC. (formerly known as Metris Recovery Services, Inc.), a Delaware corporation ("magnUS"), METRIS CREDIT CARD SERVICES, INC., a Delaware corporation ("Metris Credit Card"), METRIS CARD SERVICES, LLC, a Delaware limited liability company ("Metris LLC" and, together with Metris Direct, magnUS and Metris Credit Card, the "Guarantors") and BANK ONE TRUST COMPANY, N.A., successor in interest to The First National Bank of Chicago, as Trustee (the "Trustee") to the Indenture, dated as of November 7, 1997, as amended by the First Supplemental Indenture, dated as of June 25, 1999, and the Second Supplemental Indenture, dated as of February 28, 2000, among the Company, Metris Direct and magnUS, as guarantors, and the Trustee relating to the 10% Senior Notes due 2004, Series A and the 10% Senior Notes due 2004, Series B of the Company (the "Securities").

                                    RECITALS

         Pursuant to the terms of the Indenture, any Restricted Subsidiary of the Company, other than a Securitization Entity, that Guarantees any Indebtedness of the Company is required to execute a Subsidiary Guarantee and deliver it to the Trustee.

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         Metris Credit Card and Metris LLC are Restricted Subsidiaries of the
Company and each intends to guarantee other Indebtedness of the Company.

         Pursuant to Section 9.01(h) of the Indenture, the Trustee may enter into a supplemental indenture without the consent of any Holder to add a Guarantor.

         The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Third Supplemental Indenture complies with the provisions of Section 9.01(h) of the Indenture; (ii) a copy of the resolution of its Board of Directors certified by its Secretary: (iii) a copy of the resolutions of the Board of Directors of each of Metris Direct, magnUS, Metris Credit Card and Metris LLC certified by their respective Secretaries and
(iv) the Security Guarantee of each of Metris Credit Card and Metris LLC.

         All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee and a valid amendment and supplement to the Indenture have been done.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of Holders of the Securities, as follows:

                                    ARTICLE I

         Section 101. Pursuant to Section 4.13 of the Indenture, each of Metris Credit Card and Metris LLC has become a Guarantor under the Indenture, and each has agreed, pursuant to a Security Guarantee executed on the date hereof, to undertake the obligations of Guarantor as set forth in Article Ten of the Indenture.

                                   ARTICLE II

         Section 201. For purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture: and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

         Section 202. Except as expressly amended hereby, the Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         Section 203. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         Section 204. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

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         Section 205. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

         Section 206. The Recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

         Section 207. This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the first day and year first written above.

                        [Signatures on following page.]

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                                         METRIS COMPANIES INC.

                                         By:  _________________________________
                                         Name:  Ralph A. Than
                                         Title: Senior Vice President, Treasurer

                                         METRIS DIRECT, INC.

                                         By:  _________________________________
                                         Name:  Ralph A. Than
                                         Title: Senior Vice President, Treasurer

                                         magnUS SERVICES, INC.

                                         By:  _________________________________
                                         Name:  Jean C. Benson
                                         Title: Treasurer

                                         METRIS CREDIT CARD SERVICES, INC.

                                         By:  _________________________________
                                         Name:  Jean C. Benson
                                         Title: Treasurer

                                         METRIS CARD SERVICES, LLC

                                         By:  _________________________________
                                         Name:  Jean C. Benson
                                         Title: Treasurer

                                         BANK ONE TRUST COMPANY, N.A.

                                         By:  _________________________________
                                         Name:
                                         Title:

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